Exhibit 4.2

Execution Version

EXCHANGE AND SUPPORT AGREEMENT

BY AND AMONG

ESTRE AMBIENTAL, INC.,

ESTRE USA INC.,

AND

THE HOLDERS OF SHARES OF CLASS B COMMON STOCK OF

ESTRE USA INC.

Dated December 21, 2017

i

Section 7.12	Entire Agreement	14
Section 7.13	Severability	14
Section 7.14	Captions; Counterparts	14

ii

EXCHANGE AND SUPPORT AGREEMENT

Exchange and Support Agreement, dated December 21, 2017 (this “Agreement”), by and among, Estre Ambiental, Inc. (f/k/a Boulevard Acquisition Corp II Cayman Holding Company), a Cayman Island exempted company limited by shares (the “Company”), Estre USA Inc. (f/k/a Boulevard Acquisition Corp. II), a Delaware corporation (“Boulevard”), and the holders of Boulevard Class B Common Stock (as defined herein) signatories hereto and their Permitted Transferees (as defined herein) (each an “Exchanging Shareholder” and, collectively, the “Exchanging Shareholders”).

RECITALS

This Agreement is entered into in connection with the consummation of the transactions contemplated by the Amended and Restated Business Combination Agreement by and among Estre Ambiental S.A., a sociedade anônima organized under the laws of Brazil, the Company, BII Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company, and Boulevard, dated as of September 11, 2017 (as amended, the “Business Combination Agreement”, and such transactions being the “Business Combination”).

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1            Defined Terms. All capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Memorandum and Articles.  For the purposes of this Agreement the following capitalized terms have the following meanings:

“Agreement” has the meaning specified in the introduction.

“Boulevard” has the meaning specified in the introduction.

“Boulevard Class B Common Stock” means Boulevard’s Class B Common Stock, par value $0.0001 per share.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York and Sao Paulo, Brazil are authorized or required by Law to close.

“Business Combination” has the meaning specified in the Recitals.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of Boulevard, filed with the Secretary of State of the State of Delaware on December 21, 2017.

“Company” has the meaning specified in the introduction.

“Company Class B Shares” means the Class B Shares of the Company, par value $0.0001 per share.

“Designated Recipient(s)” means the Exchanging Shareholder or any other person the Exchanging Shareholder designates as a recipient in the Exchange Notice, as applicable.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Amount” has the meaning specified in Section 2.2(a).

“Exchange Date” means a date specified in any Exchange Notice as the “Exchange Date,” which must not be less than five (5) nor greater than forty five (45) calendar days after the date upon which the Exchange Notice is received by the Company.

“Exchange Notice” has the meaning specified in Section 2.2(a).

“Exchange Ratio” has the meaning specified in Section 3.1.

“Exchange Right” has the meaning specified in Section 2.1.

“Exchanging Shareholder” has the meaning specified in the introduction.

“Fundamental Transaction” has the meaning specified in Section 4.5(b).

“Governmental Authority” has the meaning specified in Section 4.6.

“Joinder Agreement” means a joinder agreement, pursuant to which a Permitted Transferee will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement as an Exchanging Shareholder.

“Memorandum and Articles” means the Memorandum and Articles of Association of the Company, dated September 11, 2017, as amended from time to time in accordance with its terms.

“Obligation” means the obligation to deliver the Reciprocal Ordinary Shares upon exercise of the exchange rights pursuant to Article II hereof.

“Ordinary Shares” means the Ordinary Shares of the Company, par value $0.0001 per share and any equity securities issued or issuable in exchange for, or with respect to, such Ordinary Shares (i) by way of a dividend, split or combination of equity interest or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Permitted Transferee” has the meaning specified in Section 7.7.

“Powers” has the meaning specified in Section 2.2(a).

“Proposed Consummation Date” has the meaning specified in Section 4.5(c).

“Reciprocal Ordinary Shares” means Ordinary Shares equal to the product of (A) the Exchange Amount as set forth in the Exchange Notice, multiplied by (B) the Exchange Ratio, as adjusted herein.

“Registration Statement” means a registration statement filed by the Company with the Securities and Exchange Commission in compliance with the Securities Act, all as the same shall be in effect at the time, and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Transfer” of securities shall be construed broadly and shall include any direct or indirect issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise.  Notwithstanding anything to the contrary contained herein, Transfer shall not include the sale or transfer of Reciprocal Ordinary Shares to an Exchanging Shareholder in connection with the exchange of its shares of Boulevard Class B Common Stock.

“Transfer Agent” means Continental Stock Transfer & Trust Company, or such other financial institution as may from time to time be designated by the Company to act as its transfer agent for Ordinary Shares.

Section 1.2            Terms Generally. In this Agreement, unless otherwise specified or where the context otherwise requires:

(a)           the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b)           words importing any gender shall include other genders;

(c)           words importing the singular only shall include the plural and vice versa;

(d)           the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e)           the words “this Agreement,” “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement unless expressly so limited;

(f)            references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement unless otherwise indicated;

(g)           references to any Person include the successors and permitted assigns of such Person;

(h)           the use of the words “or,” “either” and “any” shall not be exclusive;

(i)            references to “$” or “dollars” means the lawful currency of the United States of America;

(j)            references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(k)           the parties hereto have participated collectively in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the parties that this Agreement shall be construed as if drafted collectively by the parties hereto, and that no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

ARTICLE II
EXCHANGE RIGHT

Section 2.1            Exchange Right. Commencing on the first anniversary of the date hereof, each Exchanging Shareholder shall have the right (an “Exchange Right”) at any time and from time to time, upon the terms and subject to the conditions hereof, to surrender, without consideration, any or all of the shares of Boulevard Class B Common Stock held by such Exchanging Shareholder to the Company in exchange for Reciprocal Ordinary Shares, as provided in and subject to the adjustments set forth in this Agreement.

Section 2.2            Exchange Right Procedures. Any Exchanging Shareholder that elects to exercise the exchange right set forth in Section 2.1 shall tender to the Company the applicable number of shares of Boulevard Class B Common Stock to the Company in exchange for Reciprocal Ordinary Shares in accordance with the following procedures:

(a)           The Exchanging Shareholder shall deliver to the Company: (i) a notice, substantially in the form attached hereto as Exhibit A (an “Exchange Notice”), specifying among other things (A) the number of shares of Boulevard Class B Common Stock that such Exchanging Shareholder wishes to exchange, which shall not be less than 1,000 shares of Boulevard Class B Common Stock (the “Exchange Amount”), (B) the proposed Exchange Date and (C) the Designated Recipient(s); and (ii) powers of transfer for the shares of Boulevard Class B Common Stock guaranteed in a reasonable form to be designated by the Transfer Agent (“Powers”), which guaranty may be waived by the Company.

(b)           As promptly as practicable and no later than the Exchange Date specified in the Exchange Notice, the Company shall instruct the Transfer Agent to issue to the Exchanging Shareholder or the Designated Recipient(s) as applicable, on the Exchange Date, the number of Reciprocal Ordinary Shares specified in the Exchange Notice, by registering such Reciprocal Ordinary Shares in the Company’s register of members in the name of the Exchanging Shareholder or the Designated Recipient(s) as applicable.

Section 2.3            Effect on Boulevard Class B Common Stock Surrendered. Upon issuance and registration by the Company of the Reciprocal Ordinary Shares pursuant to Section 2.2(b) above, on the relevant Exchange Date in connection with an exchange contemplated by an Exchange Notice which has not been revoked, the Exchanging Shareholder shall cease to be a holder of the portion of such shares of Boulevard Class B Common Stock being surrendered for exchange and shall have no further rights whatsoever with respect to such securities. Following receipt by the Designated Recipient(s) of the Reciprocal Ordinary Shares, and provided there has been no revocation of the applicable Exchange Notice by the Exchanging Shareholder in advance of such receipt, the surrendered shares of Boulevard Class B Common Stock shall be deemed cancelled by Boulevard.

Section 2.4            Effect on Company Class B Shares. Upon issuance and registration by the Company of the Reciprocal Ordinary Shares pursuant to Section 2.2(c) above, on the relevant Exchange Date in connection with an exchange contemplated by an Exchange Notice which has not been revoked, each Exchanging Shareholder hereby agrees that a corresponding number of the Exchanging Shareholder’s Company Class B Shares shall automatically be surrendered to the Company for no consideration, and the Exchanging Shareholder shall cease to be a holder of the portion of such shares of Company Class B Shares being automatically surrendered and shall have no further rights whatsoever with respect to such securities.

Section 2.5            Take-Overs, Mergers and Registrations. The Company and Boulevard shall expeditiously and in good faith provide holders of shares of Boulevard Class B Common Stock with sufficient notice so that such holders may participate by exercising their rights under Section 2.2(a) in any take-over bid, merger, consolidation, share exchange offer, third party or issuer tender offer, arrangement or similar transaction or Registration Statement involving the Ordinary Shares and, to facilitate participation in any such transaction or Registration Statement, to adopt reasonable modifications (following good faith consultation with the Exchanging Shareholders) to the exchange procedures set forth in this Agreement (including accelerating the date on which the Exchange Right may be exercised) so that any exercise required in respect thereof shall be effective only upon, and shall be conditional upon, the closing of such transaction or effectiveness of such Registration Statement.

ARTICLE III
EXCHANGE RATIO

Section 3.1            Exchange Ratio; Adjustment of Exchange Ratio. Except as otherwise adjusted as provided for in Section 4.5, the ratio which each share of Boulevard Class B Common Stock is exchangeable for an Ordinary Share shall be one (1) to one (1) (the “Exchange Ratio”).

ARTICLE IV
SUPPORT

Section 4.1            Taxes. Any and all share issuances or contributions hereunder shall be made free and clear of any and all present or future liens, encumbrances, transfer taxes and all liabilities with respect thereto. Each party shall pay any and all transfer taxes that he, she or it is required to pay under applicable law.

Section 4.2            No Effect on Agreement. Except as provided in this Agreement or otherwise agreed to by the parties hereto in writing, the obligations of the Company under this Agreement shall not be altered, limited, impaired or otherwise affected by:

(a)           any modification or amendment, in whole or in part, of the terms of the shares of Boulevard Class B Common Stock or any other instrument or agreement evidencing or relating to any of the foregoing, except to the extent adopted in accordance with the Certificate of Incorporation;

(b)           any change, whether direct or indirect, in the Company’s relationship to Boulevard, including any such change by reason of any merger or consideration or any sale, transfer, issuance, spin-off, distribution or other disposition of any stock, equity interest or other security of the Company or any other entity;

(c)           the failure by an Exchanging Shareholder to bring an action against Boulevard, the Company or any other party liable on the Obligation as a condition precedent to the exercise of its rights under this Agreement;

(d)           any proceeding, voluntary or involuntary, involving bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Company or Boulevard or any defense which the Company or Boulevard may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding; and

(e)           any other act or omission that may or might otherwise operate as a discharge of the Company as a matter of law or equity, other than the performance of the Obligation and this Agreement.

Section 4.3            Continuing Agreement. This Agreement shall be construed as a continuing, absolute and unconditional, subject to the compliance by the parties with the requirements and procedures set forth herein, agreement to issue Reciprocal Ordinary Shares (or other property as provided herein) and a guarantee of performance of the Obligation and shall not be conditioned or contingent upon the pursuit by Exchanging Shareholders at any time of any right or remedy against the Company or Boulevard. This Agreement shall remain in full force and effect until it is terminated in accordance with Section 7.1.

Section 4.4            Reservation of Shares. The Company shall take note that, at all times while shares of Boulevard Class B Common Stock are outstanding or are issuable (whether such obligation is absolute or contingent) pursuant to this Agreement and/or the Memorandum and Articles, reserve and keep available, from its authorized and unissued share capital, sufficient

Ordinary Shares solely for issuance and delivery as and when required under this Agreement and/or such other agreements.

Section 4.5            Dilutive Actions; Issuances; Shareholder Rights; Fundamental Transactions.

(a)           If there is: (1) any division or subdivision (by split, distribution, reclassification, recapitalization, reorganization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization, reorganization or otherwise) of the shares of Boulevard Class B Common Stock, the Company shall cause it to be accompanied by an identical proportionate division, subdivision, consolidation or combination of the Ordinary Shares; or (2) any division or subdivision (by split, distribution, reclassification, recapitalization, reorganization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization, reorganization or otherwise) of the Ordinary Shares, the Company and Boulevard shall cause it to be accompanied by an identical proportionate division, subdivision, consolidation or combination of the shares of Boulevard Class B Common Stock.

(b)           In the event of any merger, acquisition, reorganization, consolidation, or liquidation of the Company involving a payment or distribution of cash, securities or other assets to the holders of Ordinary Shares or any reclassification or other similar transaction as a result of which the Ordinary Shares are converted into, among other things, another security and the shares of Boulevard Class B Common Stock shall remain outstanding (a “Fundamental Transaction”), then the exchange provisions of this Agreement shall thereafter permit the exchange of shares of Boulevard Class B Common Stock for the amount of such cash, securities or other assets which an Exchanging Shareholder would have received had he, she or it made an exchange for Ordinary Shares immediately prior to such Fundamental Transaction, regardless of whether such exchange would actually have been permitted at such time and taking into account any adjustment as a result of any division or subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such merger, acquisition, consolidation, reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Ordinary Shares are converted or changed into another security, securities or other property, this Agreement shall continue to be applicable, mutatis mutandis, with respect to such security, securities or other property.

(c)           The Company shall provide all Exchanging Shareholders with notice of any transaction referred to in clause (a) and (b) of this Section 4.5 promptly after Boulevard provides notice of any such proposed transaction, or otherwise proposes such transaction, to its shareholders but in no event later than (i) ten (10) Business Days prior to record date of such transaction, if applicable, or (ii) twenty (20) Business Days prior to the applicable effective date or expiration date of such transaction, or (iii) in any such case, such earlier time as notice thereof shall be required to be given pursuant to Rule 10b-17 under the Exchange Act. Such notice shall specify all material terms of such transaction, the record date (if applicable), the proposed date of consummation of such transaction (the “Proposed Consummation Date”) and the effect of such transaction on the Exchange Ratio.

(d)           All holders of shares of Boulevard Class B Common Stock shall receive all notices, proxies, reports and other documents delivered to holders of Ordinary Shares as if such holders of shares of Boulevard Class B Common Stock were holders of Ordinary Shares.  All holders of shares of Boulevard Class B Common Stock shall be entitled to attend all meetings, whether annual or extraordinary, of the shareholders of the Company as if such holders of Boulevard Class B Common Stock were holders of Ordinary Shares and receive such prior notice of such meetings at substantially the same time as holders of Ordinary Shares.

Section 4.6            Government Authority Approval.  The Company and the Exchanging Shareholders shall cooperate with one another in (a) determining whether any action in respect of (including any filing with), or consent, approval, registration or qualification (other than registration under the Securities Act) or waiver by, any governmental authority under any United States federal or state law (a “Governmental Authority”) is required in connection with the issuance of Reciprocal Ordinary Shares upon an exchange pursuant to Article II hereof, (b) using their respective commercially reasonable efforts to take any such actions (including making any filing or furnishing any information required in connection therewith) in order to obtain any such consent, approval, registration, qualification or waiver required in connection with an exchange to be effected in accordance with Article II hereof on a timely basis and (c) keeping the other party promptly informed in all material respects with respect to any communication given or received in connection with any such action, consent, approval or waiver, including using reasonable efforts to provide to each other in advance any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party; provided, that any and all fees, costs and expenses required to be incurred by either the Company or the Exchanging Shareholders in connection with obtaining any such consent, approval, registration or qualification or waiver by, any Governmental Authority shall be paid by the Exchanging Shareholders.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Section 5.1            Representations and Warranties of the Company. The Company represents and warrants as of the date hereof and as of the date of each exchange effected in accordance with Article II hereof that (i) it is an exempted company limited by shares and is existing in good standing under the laws of the Cayman Islands, (ii) it has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Reciprocal Ordinary Shares in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including, without limitation, the issuance of the Reciprocal Ordinary Shares) have been duly authorized by all necessary action on the part of the Company, including but not limited to all actions necessary to ensure that the issuance of Reciprocal Ordinary Shares pursuant to the transactions contemplated hereby, to the fullest extent of the Company’s board of directors’ power and authority and to the extent permitted by law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws and regulations” of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby, (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Reciprocal Ordinary Shares) will not result in a violation of the Memorandum and Articles, (v) upon each issuance to a Designated Recipient as contemplated by this Agreement, and registration in the Company’s register of members, the Reciprocal Ordinary Shares so issued will be duly authorized and validly issued, fully paid and non-assessable and will be free of restrictions on transfer other than those existing by operation of applicable securities laws and will be free from all liens and charges imposed by the Company in respect of the issue thereof and (vi) to the extent Ordinary Shares are listed on a national securities exchange, all Ordinary Shares shall, at all times that shares of Boulevard Class B Common Stock are exchangeable, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Ordinary Shares is then listed.

Section 5.2            Representations and Warranties of the Exchanging Shareholders. Each Exchanging Shareholder, severally and not jointly, represents and warrants that as of the date hereof and as of the date of each Exchange (i) if it is not a natural person, that it is duly incorporated or formed and, the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Exchanging Shareholder, (iv) this Agreement constitutes a legal, valid and binding obligation of such Exchanging Shareholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, (v) the execution, delivery and performance of this Agreement by such Exchanging Shareholder and the consummation by such Exchanging Shareholder of the transactions contemplated hereby will not, if it is not a natural person, result in a violation of the certificate of incorporation and bylaws or other organizational constituent documents of such Exchanging Shareholder and (vi) that any Designated Recipient shall have all necessary legal authority under applicable laws to hold the Reciprocal Ordinary Shares.

ARTICLE VI
SECURITIES LAW MATTERS

Section 6.1            Securities Law Transfer Restrictions. Each Exchanging Shareholder agrees that it shall not offer, sell or otherwise Transfer any Ordinary Shares issued pursuant to this Agreement other than (a) to the Company or Boulevard, (b) in compliance with the Securities Act or applicable laws of any State or other jurisdiction governing the offer and sale of securities or (c) in a transaction that does not require registration under the Securities Act or the laws of any applicable State or other jurisdiction governing the offer and sale of securities, but only if the Exchanging Shareholder has furnished to the Company, with a copy to Boulevard, a customary opinion of counsel, reasonably satisfactory to the Company and Boulevard, prior to such sale or Transfer to the extent reasonably requested by Boulevard.  Each Exchanging Shareholder consents to the Company and Boulevard making a notation on its records and giving instructions to any registrar and transfer agent not to record any Transfer of securities of the

Company and Boulevard held by such Exchanging Shareholder without first being notified by Boulevard that it is reasonably satisfied that such Transfer is exempt from, or not subject to, the registration requirements of the Securities Act. Boulevard shall promptly notify the Transfer Agent upon reasonably determining that a proposed Transfer is exempt from, or not subject to, the registration requirements of the Securities Act.

Section 6.2            Register of Members and Notation

(a)           Ordinary Shares.  Each of the Company, Boulevard and the Exchanging Shareholders acknowledge and agree that all Reciprocal Ordinary Shares issued pursuant to this Agreement shall be issued and registered in the Company’s register of members.  In connection with the issuance of Reciprocal Ordinary Shares, the Company, Boulevard and the Exchanging Shareholders acknowledge the following notation (or a similar notation) may be placed in the Company’s register of members:

“THE ORDINARY SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM PURSUANT TO APPLICABLE LAW. ANY OFFER, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THIS SECURITY IN A TRANSACTION THAT IS NOT REGISTERED UNDER THE SECURITIES ACT IS SUBJECT TO BOULEVARD’S RIGHT TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO BOULEVARD.”

If such notation has been placed in the Company’s register of members, the Company shall, at the request of an Exchanging Shareholder, remove or caused to be removed from such register the notation described in this Section 6.1(a), if it is reasonably satisfied (based upon opinion of counsel addressed to the Company reasonably satisfactory to the Company and Boulevard, or in the case of an Exchanging Shareholder proposing to transfer such securities, pursuant to Rule 144(b)(1) of the Securities Act, a customary certificate addressed to the Company confirming compliance with such exemptions, reasonably satisfactory to the Company and Boulevard) that such notation is no longer required under applicable requirements of the Securities Act.

(b)           Book Entry Transfer. The Company shall register all issuances and transfers of Reciprocal Ordinary Shares made in accordance with the terms of this Agreement, in its register of members.

Section 6.3            Supplemental Listing. If any shares of the Ordinary Shares are listed on any national stock exchange, the Company shall take all such actions as may be necessary to ensure that the shares of Reciprocal Ordinary Shares issuable hereunder shall be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Ordinary Shares is then listed. The Company shall take all such actions as may be necessary to ensure that all such Reciprocal Ordinary Shares may be so issued without violation of any requirements of any domestic stock exchange upon which Ordinary Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

ARTICLE VII
MISCELLANEOUS

Section 7.1            Termination. This Agreement shall terminate upon the earlier of (i) the date that no shares of Boulevard Class B Common Stock remain outstanding (whether such obligation is absolute or contingent), (ii) the mutual written consent of the Company, Boulevard and each of the Exchanging Shareholders or (iii) the date that is seven (7) years after the date of this Agreement; provided, however, that Article V, Article VI and this Article VII shall survive such termination.

Section 7.2            The Company’s Waivers. Subject to the compliance by the parties with the requirements and procedures set forth herein, (i) the Company waives any and all notice of the creation, renewal, extension or accrual of the Obligation and notice of or proof of reliance by the Exchanging Shareholders upon this Agreement or acceptance of this Agreement, and (ii) the Obligation shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Agreement, and all dealings between the Company and the Exchanging Shareholders shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. Subject to the compliance by the parties with the requirements and procedures set forth herein, the Company waives presentment, demand, notice, and protest of all instruments included in or evidencing the Obligation and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of any such instrument or this Agreement.

Section 7.3            Election of Remedies. Each and every right, power and remedy herein given to the Exchanging Shareholders, or otherwise existing, shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing. Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised, from time to time and as often and in such order as may be deemed expedient by any of the Exchanging Shareholders.

Section 7.4            Effect of Delay or Omission to Pursue Remedy. No single or partial waiver by a party of any right, power or remedy, or delay or omission by any party in the exercise of any right, power or remedy which they may have shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any waiver given by any party of any right, power or remedy in any one instance shall only be effective in that specific instance, and only by the party expressly giving such waiver, and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion. No waiver of any term, covenant or provision of this Agreement, or consent given hereunder, shall be effective unless given in writing by the party to be bound thereby.

Section 7.5            Amendment. This Agreement may not be modified, amended, terminated or revoked, in whole or in part, except by an agreement in writing signed each of by Boulevard, the Company and each of the Exchanging Shareholders.

Section 7.6            Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when received by facsimile or email (provided that a copy is subsequently delivered by one of the other methods permitted in (i) through (iii) of this Section 7.6), addressed as follows:

(a)           If to Boulevard:

Boulevard Acquisition Corp. II

c/o Avenue Capital Group
399 Park Avenue, 6th Floor
New York, New York 10022
Attention: Todd Greenbarg

e-mail: tgreenbarg@avenuecapital.com

with a copy to (but which shall not constitute notice to Boulevard):

Greenberg Traurig, LLP

200 Park Avenue

New York, New York 10166

Attention: Alan Annex

Email: annexa@gtlaw.com

(b)           If to the Company:

Estre Ambiental, Inc.
1830, Presidente Juscelino Kubitschek Avenue, Tower I, 3rd floor
Itaim Bibi, São Paulo - SP - Zip code 04543-900

Attention:  Sérgio Messias Pedreiro

Julio César de Sá Volotão

e-mail:   sergio.pedreiro@estre.com.br

julio.volotao@estre.com.br

with a copy to (but which shall not constitute notice to the Company):

Machado Meyer Sendacz e Opice Advogados Avenida Brigadeiro Faria Lima, No. 3144, 11th floor, Itaim Bibi Sao Paulo, State of Sao Paulo
Zip Code 01451-000

Attention:  Arthur B. Penteado

Renato Maggio

Facsimile: (+55 11) 3150-7071

e-mail: apenteado@machadomeyer.com.br

rmaggio@machadomeyer.com.br

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

Attention: Michael A. Civale

Facsimile: (212) 735-2000

email: michael.civale@skadden.com

(c)           If to any Exchanging Shareholder, at the address specified on Exhibit B hereto or an applicable Joinder Agreement;

or to such other address as may be specified from time to time by the parties in a notice to the other parties given as herein provided. Such notice or communication will be deemed to have been given as of the date so personally delivered, telecopied, mailed or sent by courier.

Section 7.7            Successors and Assigns: Joinder Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Notwithstanding the foregoing, neither the Company nor Boulevard shall have the right to assign its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of all of the other parties hereto, and any such assignment without such consent shall be void and have no effect on the rights of the Exchanging Shareholders hereunder. Any Exchanging Shareholder shall be entitled to assign any or all of his, her or its rights hereunder in conjunction with the assignment or transfer of his, her or its Boulevard Class B Common Stock or the right to receive Ordinary Shares to a third party (a “Permitted Transferee”). All Permitted Transferees shall be required as a condition to any such assignment or transfer, to become a party to this Agreement as an Exchanging Shareholder by executing a Joinder Agreement and the Company and Boulevard shall counter sign and deliver to such Permitted Transferee an executed Joinder Agreement promptly following receipt of a validly executed Joinder Agreement from such Permitted Transferee. Notwithstanding anything to the contrary contained in this Section 7.7, if a holder of shares of Boulevard Class B Common Stock shall have entered into a lock-up or similar agreement or an arrangement with Boulevard with respect to any such holder’s shares of capital stock of Boulevard, then such agreement or arrangement shall also apply to the holder with respect to it shares of Boulevard Class B Common Stock mutatis mutandis.

Section 7.8            Specific Performance: Remedies. Each party acknowledges and agrees that the other parties would be damaged irreparably and would not have an adequate remedy at law if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, in addition to any other remedy to which he, she or it may be entitled at law or in equity, each party will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of any of the provisions of this Agreement and to enforce specifically this Agreement and its provisions, without bond or other security being required. Except as expressly provided herein, the rights and remedies created by this Agreement are cumulative and in addition to any other rights and remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies or a waiver of the right to pursue any other right or remedy to which such party may be entitled.

Section 7.9            Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

Section 7.10          Submission To Jurisdiction. In any Action among the parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware; (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such Action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof.  Service of process, summons, notice or document to any party’s address and in the manner set forth in Section 7.6 shall be effective service of process for any such Action.

Section 7.11          Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 7.12          Entire Agreement. This Agreement and the documents or instruments referred to herein and therein, including any exhibits and schedules attached hereto and thereto, constitute the entire agreement among the parties relating to the agreements contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective subsidiaries relating to the agreements and obligations contemplated hereby.  No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the this Agreement exist between the parties except as expressly set forth in this Agreement.

Section 7.13          Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 7.14          Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.  This Agreement may be executed in two or more counterparts (and by facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, all as of the date first above written.

ESTRE USA INC. (f/k/a Boulevard Acquisition Corp. II)

By:	/s/ Stephen S. Trevor
	Name:	Stephen S. Trevor
	Title:	Chief Executive Officer, President and Secretary

[Signature Page to Exchange and Support Agreement]

ESTRE AMBIENTAL, INC. (f/k/a Boulevard Acquisition Corp. II Cayman Holding Company)

By:	/s/ David Phillips
	Name:	David Phillips
	Title:	Chief Executive Officer and Chief Financial Officers

[Signature Page to Exchange and Support Agreement]

BOULEVARD ACQUISITION SPONSOR II, LLC

By:	/s/ Marc Lasry
	Name:	Marc Lasry
	Title:	Member

[Signature Page to Exchange and Support Agreement]

CAPITOL ACQUISITION PARTNERS, LLC

By:	/s/ Mark Ein
	Name:	Mark Ein
	Title:	CEO

[Signature Page to Exchange and Support Agreement]

ECOPOWER SOLUTIONS, LLC

By:	/s/ Andreas Y. Gruson
	Name:	Andreas Y. Gruson
	Title:	Managing Member

[Signature Page to Exchange and Support Agreement]

THE RAND TRUST U/A APRIL 01, 2006

By:	/s/ Jeffery Crivello
	Name:	Jeffrey Crivello
	Title:	Trustee

[Signature Page to Exchange and Support Agreement]

ROBERT J. CAMPBELL

By:	/s/ Robert J. Campbell
	Name:	Robert J. Campbell
	Title:	Director

[Signature Page to Exchange and Support Agreement]

JOEL CITRON

By:	/s/ Joel Citron
	Name:	Joel Citron
	Title:	Director

[Signature Page to Exchange and Support Agreement]

DARREN THOMPSON

By:	/s/ Darren S. Thompson
	Name:	Darren Thompson
	Title:	Director

[Signature Page to Exchange and Support Agreement]

EXHIBIT A

Form of Exchange Notice

To:          Boulevard Acquisition Corp. II
                399 Park Avenue, 6th Floor
                New York, New York 10022

Date: [                    ]

Ladies and Gentlemen:

Pursuant to the Exchange and Support Agreement, dated December 21, 2017, the undersigned hereby requests Boulevard Acquisition Corp. II to exchange the number of shares of Boulevard Class B Common Stock set forth below for Reciprocal Ordinary Shares and (ii) deliver such Reciprocal Ordinary Shares to the Designated Recipient set forth below.

DESCRIPTION OF SHARES TENDERED

Certificate Number(s)	Boulevard Class B Common Stock Total Number of Shares Represented by Certificates	Number of Shares Exchanged	Certificate Number(s)	Number of Shares Redeemed(1)

(1)         Unless otherwise indicated, it will be assumed that all shares represented by the certificates described above are being exchanged or redeemed, as applicable.

DELIVERY OF RECIPROCAL ORDINARY SHARES

Name, address and Taxpayer ID Number of Designated Recipient	Number of Shares of Reciprocal Ordinary Shares to be Delivered

A-1

(1)         Unless otherwise indicated, it will be assumed in each case that Reciprocal Ordinary Shares shall be delivered in certificate form to the Designated Recipient.

Proposed Exchanged Date (minimum 5 and maximum 45 calendar days in advance):

For each Designated Recipient of Reciprocal Ordinary Shares taking delivery by book-entry transfer made to an account maintained by the depositary with the book-entry transfer facility, complete the following (only participants in the book-entry transfer facility may receive Reciprocal Ordinary Shares by book-entry transfer):

Name of Designated Recipient (must exactly match name supplied above	Name of Institution Receiving Reciprocal Ordinary Shares	Account Number	Transaction Code Number

Name and signature of Exchanging Shareholder:
(print name)

(signature)

A-2

EXHIBIT B
Exchanging Shareholder Notices

Name	Address

B-1